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EXHIBIT 21.1

                         SUBSIDIARIES OF REGISTRANT
                         --------------------------


Subsidiary            Place of Incorporation        Doing Business As
----------            ----------------------        -----------------

Coyote-Flint          British Columbia, Canada      Coyote-Flint Exploration
Exploration Corp.                                   Corp.